UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 30, 2018, MB Financial, Inc. (the “Company” or “MB”) received a notice required by Section 101(i)(2)(e) of the Employment Retirement Income Security Act of 1974, as amended, from the administrator of the MB Financial, Inc. 401(k) Profit Sharing Plan (the “Plan”) regarding an anticipated blackout period for the MB Financial Stock Fund (the “MB Stock Fund”) in the Plan in connection with the anticipated closing of the Company’s previously announced merger (the “Merger”) with a subsidiary of Fifth Third Bancorp (“Fifth Third”) pursuant to the Agreement and Plan of Merger, dated as of May 20, 2018, by and between the Company and Fifth Third.

The blackout period is necessary to facilitate the conversion and exchange of MB common stock into Fifth Third common stock in connection with the Merger. Participants in the Plan have been advised that, if the Merger is completed as expected, then on the third business day prior to the closing date of the Merger: (a) the MB Stock Fund will close to new investments; and (b) a limited blackout period will commence during which transactions in the MB Stock Fund will not be permitted. During the blackout period, participants in the Plan will be unable to (a) borrow or take distributions from their MB Stock Fund holdings under the Plan; or (b) direct or diversify any Plan investments in MB common stock prior to the closing of the Merger or Fifth Third common stock following the closing of the Merger. The blackout period is expected to commence on the third business day before the closing date of the Merger and end five business days following the closing date of the Merger (although it may be extended if necessary). Because the Company does not yet know the actual closing date of the Merger, which remains subject to regulatory approval, it is unable to determine the exact dates for the blackout period at this time.

In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the Securities and Exchange Commission, the Company sent a separate notice (the “Notice”) to its directors and executive officers on December 6, 2018, notifying them of the blackout period in the MB Stock Fund and certain trading prohibitions that they will be subject to during the blackout period. A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Inquiries relating to the blackout period or the Notice may be directed without charge to Doria Koros, Corporate Secretary of MB Financial, Inc. by mail at 6111 N. River Road, Rosemont, IL 60018, or by telephone at (847) 653 1992.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Notice to Directors and Executive Officers of MB Financial, Inc. Regarding Blackout Period and Regulation BTR Trading Restrictions, dated December 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	December 6, 2018	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer
(Principal Financial Officer)